   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2001
                                                      REGISTRATION NO. 333-53757

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                            McHENRY METALS GOLF CORP.
             (Exact name of registrant as specified in its charter)

                              ---------------------

               NEVADA                                 87-0429261
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

                              ---------------------

                            McHenry Metals Golf Corp.
                         1945 Camino Vida Roble, Suite J
                               Carlsbad, CA 92008
                                 (760) 929-0015
    (Address of Registrant's principal executive offices, including zip code)

                            ADVISOR COMPENSATION PLAN
                            (Full title of the Plan)

                          Nevada Agency & Trust Company
                        50 West Liberty Street, Suite 880
                                 Reno, NV 89501
                                 (775) 322-0626
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                               Lynne Bolduc, Esq.
                          SENN, PALUMBO, MEULEMANS, LLP
                       18301 Von Karman Avenue, Suite 850
                                Irvine, CA 92612
                            Telephone: (949) 442-0300
                            Facsimile: (949) 251-1331
                              --------------------
                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.
                              --------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
        TITLE OF SECURITIES            AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
         TO BE REGISTERED               REGISTERED      OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
                                                               SHARE               PRICE
-------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001 Par Value(1)       450,000             $0.085              $38,250             $9.56
===================================================================================================================

---------------------------

1 Consists of 450,000 shares of common stock issuable for consulting services to Richard H. Walker.

2 The registration fee is based upon the closing bid price of the shares of common stock of the Company as of February 8, 2001 calculated pursuant to Rule 457(c).

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

         FORM S-8 ITEM NUMBER
             AND CAPTION                                      CAPTION IN PROSPECTUS

1.       Forepart of Registration Statement                   Facing Page of Registration
         and Outside Front Cover Page of                      Statement and Cover Page of
         Prospectus                                           Prospectus

2.       Inside Front and Outside Back                        Inside Cover Page of Prospectus
         Cover Pages of Prospectus                            and Outside Cover Page of Prospectus

3.       Summary Information, Risk Factors                    Not Applicable
         and Ratio of Earnings to Fixed Charges

4.       Use of Proceeds                                      Not Applicable

5.       Determination of Offering Price                      Not Applicable

6.       Dilution                                             Not Applicable

7.       Selling Security Holder                              Sales by Selling Security Holder

8.       Plan of Distribution                                 Cover Page of Prospectus and Sales
                                                              by Selling Security Holder

9.       Description of Securities to be                      Description of Securities;
         Registered

10.      Interests of Named Experts and                       Legal Matters
         Counsel

11.      Material Changes                                     Not Applicable

12.      Incorporation of Certain Information                 Incorporation of Certain
         by Reference                                         Documents by Reference

13.      Disclosure of Commission Position                    Indemnification of Directors
         on Indemnification for Securities                    and Officers; Undertakings
         Act Liabilities



                            DATED: FEBRUARY 20, 2001

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates the following documents by reference in the registration statement:

         The Company's Quarterly Report on Form 10-QSB filed with the ("SEC") on November 20, 2000 for the quarter ended September 30, 2000; the Company's Quarterly Report on Form 10-QSB filed with the SEC on August 22, 2000 for the quarter ended June 30, 2000; the Company's Quarterly Report on Form 10-QSB filed with the SEC on May 23, 2000 for the quarter ended March 31, 2000; the Company's Annual Report on Form 10-KSB filed with the SEC on April 14, 2000 for the year ended December 31, 1999; and the description of the Company's Common Stock contained in the Company's Form SB-2 dated November 24, 1998.

         All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Bylaws and the Nevada General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         4.1 Consulting Agreement with Windsor Partners, Inc., dated August 1, 2000.(1)

         4.2 Amendment to Consulting Agreement with Windsor Partners, Inc., dated August 1, 2000.

--------------------------
1 Incorporated herein by reference from the Company's Registration Statement on Form S-8, registration number 333-53757, filed with the SEC on August 22, 2000.

         5 Opinion of Senn, Palumbo, Meulemans, LLP consent included, relating to the issuance of the shares of securities pursuant to the Consulting Agreement

         23.1     Consent of Senn, Palumbo, Meulemans, LLP (included in
                  Exhibit 5)

         23.2     Consent of Clumeck, Stern, Phillips & Schenkelberg

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carlsbad, State of California, on February 20, 2001.


                                   MCHENRY METALS GOLF CORP.



                                   By: /s/ BRADLEY J. WILSHITE
                                       ----------------------------------------
                                       Bradley J. Wilshite, President, Chief
                                       Executive Officer, Director



                                   By: /s/ MARK BERGENDAHL
                                       ----------------------------------------
                                       Mark Bergendahl, Vice Chairman